Calculation of Filing Fee Tables
F-1
POCHE TECHNOLOGY CO., Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)			$ 43,750,000.00	0.0001381	$ 6,041.88
Fees to be Paid	2	Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)			$ 6,562,500.00	0.0001381	$ 906.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,312,500.00		$ 6,948.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,977.79
			Net Fee Due:						$ 3,970.37
Offering Note
[1]	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

[2]	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Reflects the additional shares that the underwriter has the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	POCHE TECHNOLOGY CO., Ltd	F-1	333-294395	03/18/2026		$ 2,977.79	Equity	Class A Ordinary Shares, par value US$0.0001 per share	3,750,000	$ 18,750,000.00
Fee Offset Sources		POCHE TECHNOLOGY CO., Ltd	F-1	333-294395		03/18/2026						$ 2,977.79
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid filing fees of $2,977.79 in connection with the Registration Statement on Form F-1 (File No. 333-294395) filed on March 18, 2026. No securities were sold under such prior registration statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the filing fee due for this Registration Statement by such amount.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date